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      ALLIANCE NORTH AMERICAN GOVERNMENT INCOME TRUST, INC.

                      ARTICLES OF AMENDMENT

                     (Changing its Name to
        Alliance Americas Government Income Trust, Inc.)

         Alliance North American Government Income Trust, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

         "SECOND: The name of the corporation (hereinafter called the Corporation) is Alliance Americas Government Income
         Trust, Inc."

         SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         THIRD: This amendment to the charter of the Corporation will be effective on March 1, 2002, as permitted by Section 2-
610.1 of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, Alliance North American Government Income Trust, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Edmund P. Bergan, Jr., the Secretary of the Corporation, this 1st day of February, 2002. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.



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                             ALLIANCE NORTH AMERICAN GOVERNMENT
                             INCOME TRUST, INC.


                             By:/s/ John D. Carifa
                               ___________________
                               John D. Carifa
                               President

WITNESS:

/s/ Edmund P. Bergan, Jr.
_________________________
Edmund P. Bergan, Jr.
Secretary






































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